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                                                                    EXHIBIT 10.7

                        BALDWIN TECHNOLOGY COMPANY, INC.
                          2005 EQUITY COMPENSATION PLAN

                        PERFORMANCE SHARE AWARD AGREEMENT

This Agreement evidences the grant of a Performance Award of Shares (the "Performance Shares") pursuant to the 2005 Equity Compensation Plan (the "Plan") of Baldwin Technology Company, Inc. (the "Company") to the individual whose name appears below (the "Participant"), pursuant to the provisions of the Plan and on the following express terms and conditions. Capitalized terms not otherwise defined herein will each have the meaning assigned to them in the Plan.

1.   Name of Participant: [INSERT NAME]

2. Number of Performance Shares Awarded at 100% of Target: [INSERT NUMBER OF SHARES]

3.   Date of Grant: [INSERT DATE OF AWARD]

4. Determination of Number of Performance Shares: Subject to Section 6 below, the following table sets forth the applicable performance criteria and targets for determining the percentage of the Performance Shares indicated in Section 2 above that will be awarded if the Committee determines that the performance criteria set forth below for the three-year performance period ending on June 30, 2011 meet or exceed the applicable targets for such period. The performance criteria were set forth in the Company's most recent Strategic Plan as presented to the Board of Directors on June 9, 2008. Performance between the applicable threshold targets will be determined using straight-line interpolation.

                       2011 ORGANIC REVENUE
2011 ORGANIC REVENUE     PERCENT OF GRANT
       ACTUAL              OPPORTUNITY
--------------------   --------------------
$XXXXXXXX or above             100%
$XXXXXXXX or below               0%
OVERALL WEIGHTING:              50%

2011 ORGANIC OPERATING      2011 ORGANIC OPERATING
INCOME AS A PERCENT OF      INCOME AS A PERCENT OF
ORGANIC REVENUE (AFTER      ORGANIC REVENUE (AFTER
 NON-RECURRING ITEMS)        NON-RECURRING ITEMS)
        ACTUAL           PERCENT OF GRANT OPPORTUNITY
----------------------   ----------------------------
XXX% or above                        100%
XXX% or below                          0%
OVERALL WEIGHTING:                    50%

     The percentage of the Performance Shares that will be awarded will equal
     (i) the "2011 Organic Revenue Percent of Grant Opportunity" percentage multiplied by 50%, plus (ii) the "2011 Organic Operating Income as a Percent of Organic Revenue (after non-recurring items) Percent of Grant Opportunity" percentage multiplied by 50% (this sum, the "Total Award Percentage"). The number of Performance Shares that will be awarded will equal the Total Award Percentage multiplied by the number of Performance Shares

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     indicated in Section 2 above, rounded down to the preceding whole number
     (e.g., 101.74 rounded down to 101). [For these purposes, a performance target will be deemed to have been met if at any time during the period ending June 30, 2011, such target has been met and the Committee so certifies between July 1, 2011 and September 30, 2011 that such target has been met.]

     For purposes of this Award Agreement, "2011 Organic Revenue" and "2011 Organic Operating Income as a Percent of Organic Revenue (after non-recurring items)" means the revenue and operating income for the Company as determined in good faith by the Company.

5. Payment Date: Payment of the Performance Shares will be made solely in Shares. Subject to Sections 6 and 7 below, the number of Performance Shares which are awarded pursuant to Section 4 above will be transferred to the Participant between July 1, 2011 and September 30, 2011 (the "Payment Date").

6. Cessation of Employment or Service: Upon termination of the Participant's employment or services for any reason prior to the Payment Date, the Performance Shares shall be immediately forfeited on the date of such cessation of employment or services. The Participant shall have no further right to any forfeited Performance Shares.

7. Tax Withholding: The Performance Shares shall be subject to the tax withholding provisions set forth in the Plan. By accepting this Performance Share award, the Participant agrees that the Company or any of its Subsidiaries may withhold from cash otherwise payable to the Participant in order to meet any applicable tax withholding obligations.

8. No Right to Continued Employment or Service. The Participant's rights, if any, to continue to be employed by or to serve the Company or any of its Subsidiaries as an employee or otherwise, shall not be enlarged or otherwise affected by the grant of the Performance Shares, and the Company and its Subsidiaries reserve the right to terminate the Participant's employment or service at any time. The right of the Company or any Subsidiary to terminate at will the Participant's employment or service at any time for any reason is specifically reserved.

9. Grant Subject to Plan Provisions. The Performance Shares are awarded pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Performance Shares is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) adjustments in the event of certain capital events, and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Performance Shares pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. The Committee shall administer the Plan and its decisions shall be final, conclusive, and binding on the Company and the Participant or any person claiming rights under the Plan from or through any Participant.

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10.  No Shareholder Rights. Neither the Participant, nor any other person, shall have any of the rights and privileges of a shareholder with respect to any Shares subject to the Performance Shares prior to payment of the Shares pursuant to Section 5 above.

11. Applicable Law. This Award Agreement, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

12. Amendment. This Award Agreement may be amended or modified at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein, subject to the terms of the Plan.

13. Section 409A. The Performance Shares provided under this Award Agreement are intended to qualify for the "short-term deferral" exception to Code section 409A.

A copy of the Plan, and other materials required to be delivered or made available to the Participant, will be delivered or made available electronically, provided that upon request of the Participant, the Company will deliver to the Participant paper copies of such materials. By accepting the grant of the Performance Shares under this Award Agreement, the Participant hereby agrees to be bound by the terms and conditions of the Plan and this Award Agreement. The payment of any award hereunder is expressly conditioned upon the terms and conditions of this Award Agreement and the Plan and the Participant's compliance with such terms and conditions.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Award Agreement, effective as of the Date of Grant.

BALDWIN TECHNOLOGY COMPANY, INC.


By:
    --------------------------------

Date:
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AGREED TO AND ACCEPTED


By:
    --------------------------------
              Participant

Date:
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